UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Hudson Global, Inc.
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HUDSON GLOBAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 20, 2017

To the Stockholders of Hudson Global, Inc.:

We are providing notice that the annual meeting of stockholders of Hudson Global, Inc. will be held on Tuesday, June 20, 2017, at 8:00 A.M., local time, at the offices of Foley & Lardner LLP, 90 Park Avenue, 35th Floor, New York, New York 10016, for the following purposes:

1.	To elect five directors to hold office until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve, by advisory vote, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

3.	To consider an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers; and

4.	To ratify the appointment of KPMG LLP as independent registered public accounting firm to audit Hudson Global, Inc.’s financial statements for the fiscal year ending December 31, 2017.

We also will consider and act upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on April 26, 2017 will be entitled to vote at the annual meeting and any adjournment or postponement of the meeting.

Your vote is important no matter how large or small your holdings may be. To assure your representation at the annual meeting, please vote your shares over the Internet or via the toll-free telephone number, as instructed in the Notice of Internet Availability of Proxy Materials. You also may request a printed proxy card to submit your vote by mail. You will not receive a printed copy of the proxy materials unless you request them, as instructed in the Notice of Internet Availability of Proxy Materials.

For directions to the annual meeting, please write Philip A. Skalski, Corporate Secretary, Hudson Global, Inc., 1325 Avenue of the Americas, 12th Floor, New York, New York 10019 or call (212) 351-7300.

By Order of the Board of Directors
HUDSON GLOBAL, INC.

Philip A. Skalski
Corporate Secretary

New York, New York

May 9, 2017

PROXY STATEMENT

HUDSON GLOBAL, INC.

1325 Avenue of the Americas, 12th Floor

New York, New York 10019

PROXY STATEMENT

For

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 20, 2017

ANNUAL MEETING INFORMATION

Our Board of Directors is soliciting proxies for use at our annual meeting of stockholders, which will be held on Tuesday, June 20, 2017, at 8:00 A.M., local time, at the offices of Foley & Lardner LLP, 90 Park Avenue, 35th Floor, New York, New York 10016, and all adjournments or postponements of the meeting, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

On or before May 9, 2017, we mailed to you and our other stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report on the Internet and to vote your shares over the Internet or by telephone. You will not receive a printed copy of the proxy materials unless you request them. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining a printed copy of our proxy materials contained in the Notice of Internet Availability of Proxy Materials.

Submitting your proxy over the Internet, by telephone or by executing and returning a printed proxy card will not affect your right to attend the annual meeting and to vote in person. However, your presence at the annual meeting will not in itself revoke your submitted proxy. You may revoke your proxy at any time before it is exercised only by notifying us in writing or in open meeting.

If you submit your proxy over the Internet or by telephone, or you request a printed proxy card and properly execute and return the proxy card by mail, then the persons named as proxies will vote the shares represented by your proxy according to your instructions. If you request a printed proxy card and properly execute and return the proxy card by mail, but do not mark voting instructions on the proxy card, then the persons named as proxies will vote (i) FOR the five nominees for election as directors referred to in this proxy statement, (ii) FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement, (iii) to hold the advisory vote on the compensation of our named executive officers annually, and (iv) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Our management knows of no matters other than those set forth in the Notice of Annual Meeting of Stockholders to be brought before the annual meeting. However, if any other business or matters properly shall come before the annual meeting, then the persons named as proxies in the form of proxy will vote the shares represented by each proxy in accordance with their judgment on such other business or matters.

Only holders of record of our common stock at the close of business on April 26, 2017 are entitled to vote at the annual meeting. On April 26, 2017, there were 31,552,696 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote.

If you would like to attend the annual meeting, you must demonstrate that you were a stockholder on April 26, 2017 and you must bring photo identification with you to the annual meeting. If your shares are held through a broker, bank or nominee, you must bring to the annual meeting a copy of your brokerage account statement, which you can obtain from your broker, bank or nominee that holds your shares. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you need only bring photo identification with you to the annual meeting.

PRINCIPAL STOCKHOLDERS

Management and Directors

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 26, 2017 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table set forth below; and (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group. Each of the holders listed below has sole voting and investment power over the shares beneficially owned by such holder. None of the holders listed below have pledged any of their shares as security.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Alan L. Bazaar (1)	114,042	*
Richard K. Coleman, Jr. (1)	173,075	*
Jeffrey E. Eberwein (1)(2)	2,942,700	9.32%
Ian V. Nash (1)(3)	144,839	*
Stephen A. Nolan	463,828	1.47%
Patrick Lyons	42,127	*
David F. Kirby	50,411	*
All directors, nominees and executive officers as a group (7 persons) (1)(2)(3)	3,931,022	12.45%

*	Denotes less than 1%.

(1)	Includes the following share units under our Director Deferred Share Plan, which are payable only in shares of common stock upon a director ceasing service as a Board member: Alan L. Bazaar, 114,042; Richard K. Coleman, Jr., 170,075; Jeffrey E. Eberwein, 167,700; Ian V. Nash, 94,839; and all directors, nominees and executive officers as a group, 546,656 shares.

(2)	Includes 2,650,000 shares owned directly by Lone Star Value Investors, LP (“Lone Star Value Investors”). Jeffrey E. Eberwein, solely by virtue of his position as the manager of Lone Star Value Investors GP, LLC, the general partner of Lone Star Value Investors, and as the sole member of Lone Star Value Management, LLC (“Lone Star Value Management”), the investment manager of Lone Star Value Investors, may be deemed to beneficially own the shares owned directly by Lone Star Value Investors. Also includes 125,000 shares held in an account separately managed by Lone Star Value Management (the “Separately Managed Account I”). Lone Star Value Management, as the investment manager of the Separately Managed Account I, may be deemed to beneficially own the shares of Common Stock held in the Separately Managed Account I; and Mr. Eberwein, as the sole member of Lone Star Value Management may be deemed to beneficially own the shares of Common Stock held in the Separately Managed Account. Mr. Eberwein expressly disclaims beneficial ownership of all of such shares except to the extent of his pecuniary interest therein.

(3)	Includes the following shares of common stock subject to stock options, which are exercisable within 60 days of April 26, 2017: Ian V. Nash, 50,000; and all directors, nominees and executive officers as a group, 50,000 shares.

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Other Beneficial Owners

The following table sets forth certain information regarding beneficial ownership by other persons known to us to own more than 5% of our outstanding common stock as of April 26, 2017.

	Amount and Nature of Beneficial Ownership(1)
	Voting Power		Investment Power
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Percent of Class

Heartland Advisors, Inc. 789 North Water St. Milwaukee, WI 53202	0	4,414,884	0	4,767,285	4,767,285	15.10%

Hotchkis and Wiley Capital Management, LLC 725 South Figueroa St., 39th Floor Los Angeles, CA 90017	3,580,960	0	4,620,110	0	4,620,110	14.64%

Lone Star Value Management, LLC 53 Forest Avenue, 1st Floor Old Greenwich, CT 06870	2,775,000	0	2,775,000	0	2,775,000	8.79%

Cannell Capital, LLC 245 Meriwether Circle Alta, WY 83414	0	2,011,831	0	2,011,831	2,011,831	6.37%

Polar Asset Management Partners, Inc. 401 Bay Street, Suite 1900, PO Box 19 Toronto, Ontario M5H 2Y4	1,708,765	0	1,708,765	0	1,708,765	5.41%

(1)	These amounts represent the number of shares beneficially owned as disclosed in reports regarding beneficial ownership filed with the Securities and Exchange Commission under Section 13(g) or Section 13(d) of the Securities Exchange Act of 1934.

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PROPOSAL 1: ELECTION OF DIRECTORS

Our Certificate of Incorporation and By-Laws provide that all of our directors stand for election on an annual basis. At the 2017 annual meeting, our stockholders will elect five directors to hold office until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified.

Listed below are the nominees of our Board of Directors for election at the 2017 annual meeting.

Nominees for Election at the Annual Meeting

Alan L. Bazaar, 47, has served as a director since June 2015. Mr. Bazaar is the Chief Executive Officer of Hollow Brook Wealth Management LLC, a position he has held since December 2013, where he is responsible for firm-wide operations, investment research and portfolio management, and previously served in this position as Co-Executive Officer since January 2013. Prior to that, Mr. Bazaar served at Hollow Brook as Managing Director from 2010 through 2012.  Mr. Bazaar also is Chairman of the Board of Directors of Wireless Telecom Group, Inc., which designs and manufactures radio frequency and microwave-based products for wireless and advanced communications industries, and has served as a director of that company since June 2013.  Since May 2016, Mr. Bazaar also has served as a director of Sparton Corporation, a contract designer and manufacturer of complex electromechanical devices. Mr. Bazaar served as a director of LoJack Corporation, a provider of tracking and recovery systems as well as equipment and fleet telematics, from March 2015 until the completion of its sale in March 2016. Mr. Bazaar also served as a director of NTS, Inc., a broadband services and telecommunications company, from 2012 until the completion of its sale in 2014.  From 2004 until 2008, Mr. Bazaar served as a director of Media Sciences International, Inc., which manufactured and distributed business color printer supplies and industrial ink applications in the United States. From 1999 until 2009, Mr. Bazaar was a Managing Director and Portfolio Manager at Richard L. Scott Investments, LLC where he co-managed the public equity portfolio and was responsible for all elements of due diligence.  Previously, Mr. Bazaar served as a director of Airco Industries, Inc., a privately held manufacturer of aerospace products, and was employed by Arthur Andersen LLP in the Assurance and Financial Buyer's Practices group and in the Business Fraud and Investigation Services Unit.  Mr. Bazaar is a certified public accountant, and received a Bachelor of Arts degree from Bucknell University and a Master of Science and Master of Business Administration from the Stern School of Business at New York University. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Bazaar should continue to serve as a director of our company include his public market, financial and accounting expertise.

Richard K. Coleman, Jr., 60, has served as a director since May 2014. Mr. Coleman is President and Chief Executive Officer of Crossroads Systems, Inc., U.S.-based intellectual property licensing company, where he also serves as a director. Mr. Coleman has deep experience serving in senior executive positions and on various public company boards, and has gained extensive expertise in business development and operations. Mr. Coleman has served in a variety of senior operational roles, including President of Rocky Mountain Venture Services, a firm that helps companies plan and launch new business ventures and restructuring initiatives, CEO of Vroom Technologies Inc., Chief Operating Officer of MetroNet Communications, and President of US West Long Distance. He also has held significant officer-level positions with Frontier Communications, Centex Telemanagement and Sprint Communications. Also, Mr. Coleman is a director of Ciber, Inc., a U.S.-based leading global information technology company, where he serves on the Audit, Compensation, and Nominating/Corporate Governance Committees. He formerly served as a director of NTS, Inc., a broadband services and telecommunications company, and of On Track Innovations Ltd., one of the pioneers of cashless payment technology, from 2012 to 2014, and Aetrium Incorporated, a recognized world leader in the global semiconductor industry from 2013 to 2014. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Coleman should continue to serve as a director of our company include his extensive business development and operating expertise, his public company board experience, and his broad leadership experience.

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Jeffrey E. Eberwein, 46, has served as a director since May 2014. Mr. Eberwein is the founder and CEO of Lone Star Value Management, an investment firm. He has more than 20 years of Wall Street experience, and has valuable public company and financial expertise gained through his employment history and directorships. Prior to founding Lone Star in 2013, Mr. Eberwein was a private investor and served as a portfolio manager at Soros Fund Management from 2009 to 2011 and Viking Global Investors from 2005 to 2008. Mr. Eberwein also is chairman of the board at three other publicly traded companies: AMERI Holdings, Inc., an IT services company; ATRM Holdings, Inc., a modular building company; and Digirad Corporation, a medical imaging company. Additionally, Mr. Eberwein serves as a director of Novation Companies, Inc. Mr. Eberwein previously served as chairman of the board of Crossroads Systems, Inc. from June 2013 to May 2016; NTS, Inc. and On Track Innovations Ltd. from 2012 to 2014 and Goldfield Corporation from 2012 to 2013. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with High Honors from The University of Texas at Austin. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Eberwein should continue to serve as a director of our company include his expertise in finance and experience in the investment community. On February 14, 2017, the U.S. Securities and Exchange Commission issued an order (Securities Exchange Act Release No. 80038) (the “Order”) finding that certain groups of investors failed to properly disclose ownership information during a series of five campaigns to influence or exert control over microcap companies, including Hudson Global, Inc.  The Order alleged violations of Section 13(d)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 13d-1 thereunder, Section 13(d)(2) of the Exchange Act and Rule 13d-2(a) thereunder and Section 16(a) of the Exchange Act and Rules 16a-2 and 16a-3 thereunder by Mr. Eberwein and a hedge fund adviser headed by him, Lone Star Value Management, mutual fund adviser Heartland Advisors and another investor. Without admitting or denying the findings, they consented to the Order and agreed to cease and desist from committing any violations of the above-referenced Exchange Act provisions and civil penalties of $90,000 for Mr. Eberwein, $120,000 for Lone Star Value Management, $180,000 for Heartland Advisors and $30,000 for the other investor.

Ian V. Nash, 61, has served as a director since October 2015. Mr. Nash has nearly 30 years of experience within the recruitment industry. Mr. Nash served as Chief Financial Officer and as a director of Robert Walters PLC, a London Stock Exchange-listed global recruitment company, from 2001 to 2007. Prior to that, Mr. Nash served as Chief Financial Officer of Michael Page International PLC, a London Stock Exchange-listed global recruitment company, from 1987 to 1999. From 2007 to 2010, Mr. Nash provided consultancy services to several recruitment companies. Currently, Mr. Nash serves as Chairman of three privately-held recruiting firms: Acre Resources Limited, which specializes in sustainability recruitment, EarthStream Global Limited, a technology and engineering recruiting firm, and Fulfil(1) Topco Limited, which does business as Investigo Limited, and specializes in professional services recruitment. Mr. Nash has served as Chairman of Acre Resources Limited and EarthStream Global Limited since 2010 and of Investigo Limited since 2012. Mr. Nash also has served since 2013 as a director of Morgan Hunt Holdings Limited, a public sector recruitment firm. Mr. Nash is a chartered accountant. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Nash should continue to serve as a director of our company include his extensive recruitment industry experience and expertise in finance.

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Stephen A. Nolan, 56, has served as a director since June 2015. Mr. Nolan is the Chief Executive Officer of our company and has served in that capacity since May 2015. Until August 2015, Mr. Nolan also served concurrently as Executive Vice President and Chief Financial Officer, a position he held since joining our company in May 2013. Mr. Nolan also served as our company’s Controller from March 2014 to March 2015. From 2004 until 2012, Mr. Nolan served as Chief Financial Officer of Adecco Group North America, a staffing and human capital division of Adecco SA, one of the world’s leading human resources service providers. Prior to that, Mr. Nolan served as Chief Financial Officer, North America, of DHL Global Forwarding, a division of Deutsche Post AG, one of the world’s leading mail and logistics service providers, from 2001 until 2004, as Vice President and Corporate Controller of NewPower Holdings, Inc. from 2000 until 2001, and as Corporate Controller of Reckitt Benckiser North America from 1988 until 2000. Mr. Nolan is a Chartered Accountant and a former Assistant Regional Accountant, U.K. and Europe, at Reckitt & Colman plc and Audit Senior at PricewaterhouseCoopers. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that Mr. Nolan should continue to serve as a director of our company include his financial and accounting expertise and his experience in the staffing industry.

Vote Required

Each director will be elected by a plurality of the votes cast at the annual meeting (assuming a quorum is present). Consequently, any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the election as directors of the persons named as nominees; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee. Our Board of Directors has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, if any nominee should be unable to serve or will not serve, then the shares represented by proxies received will be voted for another nominee selected by our Board of Directors.

Our Board of Directors recommends that the nominees identified above be elected as directors and urges you to vote “FOR” their election.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independent Directors

Of the five directors currently serving on our Board of Directors, the Board has determined that Messrs. Bazaar, Coleman, Eberwein and Nash are independent directors under the independence standards of the Nasdaq Global Select Market. Mr. Nolan is not considered an independent director under the independence standards of the Nasdaq Global Select Market because he is our Chief Executive Officer and previously served as our Chief Financial Officer.

Board Committees

Our Board of Directors has standing Audit, Compensation, Nominating and Governance and Strategic Planning Committees. Under the listing standards of the Nasdaq Global Select Market, the members of the Audit, Compensation and Nominating and Governance Committees must be comprised solely of independent directors. Accordingly, Mr. Nolan is not eligible to serve on such committees. All directors receive materials for all Board committee meetings even if they do not serve, or are not eligible to serve, on the committee.

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The Board has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee, Nominating and Governance Committee and Strategic Planning Committee. We maintain a Web site at www.hudson.com and make available on that Web site, free of charge, copies of each of the charters for the Audit, Compensation and Nominating and Governance Committees. We are not including the information contained on or available through this Web site as a part of, or incorporating such information by reference into, this proxy statement.

Audit Committee

The Audit Committee presently consists of Ian V. Nash (Chairman), Alan L. Bazaar and Jeffrey E. Eberwein, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market and Securities and Exchange Commission rules. Our Board of Directors has determined that each of Messrs. Nash, Bazaar and Eberwein qualify as an “audit committee financial expert,” as defined by the Securities and Exchange Commission. The Audit Committee held four meetings in 2016.

The Audit Committee’s primary duties and responsibilities are to assist our Board of Directors in monitoring:

•	the integrity of our financial statements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of our internal audit function and of the independent registered public accounting firm; and

•	our compliance with legal and regulatory requirements.

Compensation Committee

The Compensation Committee presently consists of Richard K. Coleman, Jr. (Chairman), Jeffrey E. Eberwein and Ian V. Nash, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market and Securities and Exchange Commission rules and qualify as “outside directors” under Section 162(m) of the Internal Revenue Code. The Compensation Committee held four meetings in 2016.

The Compensation Committee’s primary responsibility is to assure that the non-employee members of our Board of Directors, the executive officers, including the Chief Executive Officer, and key management are compensated effectively and in a manner consistent with our stated compensation strategy, internal equity considerations, competitive practices and the requirements of the appropriate regulatory bodies. The Compensation Committee has overall responsibility for approving and evaluating the compensation of executive officers (including the Chief Executive Officer), key management and outside directors, and administers our long-term incentive programs, including our equity compensation plan.

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The Compensation Committee has retained the services of an independent, external compensation consultant, Pay Governance LLC. Pay Governance LLC has served as the independent compensation consultant to the Compensation Committee since 2010. The mandate of the consultant is to work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends and technical considerations. The consultant does not determine or recommend amounts or forms of compensation. The historical and ongoing nature and scope of services rendered by the independent compensation consultant on the Compensation Committee’s behalf is described below:

•	competitive market pay analyses, Board of Director pay studies, dilution analyses, and market trends;

•	ongoing support with regard to the latest relevant regulatory, technical, and/or accounting considerations affecting executive compensation and benefit programs;

•	guidance on overall compensation program structure and executive employment agreement terms; and

•	preparation for and attendance at selected management, Board committee, or Board of Director meetings.

The Compensation Committee has the final authority to hire and terminate Pay Governance LLC or any other compensation adviser. The Compensation Committee also evaluates Pay Governance LLC periodically. In addition, the Compensation Committee has the responsibility to consider the independence of Pay Governance LLC or any other compensation adviser before engaging the adviser. During 2016, the Compensation Committee reviewed the independence of Pay Governance LLC and the individual representatives of Pay Governance LLC who served as the Compensation Committee’s consultants pursuant to the requirements of Nasdaq and the Securities and Exchange Commission and the specific independence factors that the requirements cite and concluded, based on such review, that Pay Governance LLC’s work for the Compensation Committee does not raise any conflict of interest. In 2016, Pay Governance LLC did not provide any services to the Compensation Committee other than the executive and director compensation-related consulting services as described previously. Management did not obtain any services from Pay Governance LLC in 2016.

Additional information regarding the Compensation Committee and our policies and procedures regarding executive compensation, including the role of executive officers in recommending executive compensation, is provided below under “Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee presently consists of Alan L. Bazaar (Chairman), Richard K. Coleman, Jr., and Jeffrey E. Eberwein, each of whom is an independent director under the independence standards of the Nasdaq Global Select Market. The Nominating and Governance Committee held four meetings in 2016.

The Nominating and Governance Committee provides assistance to our Board of Directors by:

•	identifying individuals qualified to become directors and recommending to the Board candidates for all directorships to be filled by the Board or by our stockholders;

•	identifying directors qualified to serve on the committees established by the Board and recommending to the Board members for each committee to be filled by the Board;

•	identifying directors qualified to serve as Chairman of the Board and recommending to the Board nominees for Chairman of the Board; and

•	developing and recommending to the Board a set of corporate governance principles, including matters of:

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•	Board organization, membership and function;

•	Board committee structure and membership;

•	succession planning for our Chief Executive Officer; and

•	taking a leadership role in shaping our corporate governance.

In identifying and evaluating nominees for director, the Nominating and Governance Committee seeks to ensure that our Board of Directors possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives. The Nominating and Governance Committee also seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are important to us. In addition, the Nominating and Governance Committee believes it is important that at least one director has the requisite experience and expertise to be designated as an “audit committee financial expert.” The Nominating and Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee.

In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. The Nominating and Governance Committee also believes that candidates should be selected so that the Board of Directors is a diverse body, with diversity reflecting, among other things, age, gender, race and professional experience. At a minimum, each director nominee must have displayed the highest personal and professional ethics, integrity and values, and sound business judgment. In addition, the Nominating and Governance Committee believes a director should possess the following minimum qualifications to be recommended by the Nominating and Governance Committee to the Board:

•	A director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	A director must have expertise and experience relevant to our business and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.

•	A director must be independent of any particular constituency, be able to represent all of our stockholders and be committed to enhancing long-term stockholder value.

•	A director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.

The Nominating and Governance Committee has the authority to retain a search firm to assist it in identifying director nominees, and the Nominating and Governance Committee provides the search firm with the criteria for the director nominees as described above.

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The Nominating and Governance Committee will consider persons recommended by stockholders to become nominees for election as directors in accordance with the foregoing and other criteria set forth in our Nominating and Governance Committee Charter, which is available on our website as described above. Recommendations for consideration by the Nominating and Governance Committee should be sent to our Corporate Secretary in writing, together with appropriate biographical information concerning each proposed nominee. Our By-Laws also set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. With respect to an election of directors to be held at an annual meeting, a stockholder must, among other things, give notice of an intent to make such a nomination to our Corporate Secretary in advance of the meeting in compliance with the terms and within the time period specified in our By-Laws. Pursuant to our By-Laws, a stockholder must give a written notice of intent to our Corporate Secretary not less than 45 days and not more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. See “Other Matters – Stockholder Proposals” for the specific deadlines for submitting stockholder proposals to our Corporate Secretary in connection with the 2018 annual meeting of stockholders.

Strategic Planning Committee

The Strategic Planning Committee presently consists of Ian V. Nash (Chairman), Richard K. Coleman, Jr., and Jeffrey E. Eberwein. The Strategic Planning Committee held four meetings in 2016.

The Strategic Planning Committee provides assistance to our Board of Directors by:

•	assisting our Board of Directors in assessing whether our management has the resources necessary to implement our company’s strategy;

•	assessing external developments and factors, including changes in the economy, competition, and technology, on our company’s strategy and execution of its strategy; and

•	advising on strategic development activities, including those not in the ordinary course of business, under consideration from time to time by our company.

Board Leadership Structure

We have separate positions of Chairman of the Board and Chief Executive Officer. The reasons why our Board of Directors separates the positions of Chairman and Chief Executive Officer include that we believe this leadership structure helps to promote more effective governance and oversight of our company by our Board of Directors and to allow our Chief Executive Officer to focus on the execution of our company’s strategy and operations.

Our independent directors meet regularly without management, including our Chief Executive Officer, and are active in the oversight of our company. Our Board of Directors and each Board committee have access to members of our management and the authority to retain independent legal, accounting or other advisors as they deem necessary or appropriate. Our Chief Executive Officer does not serve on any Board committee.

The duties and responsibilities of our independent Chairman include the following:

•	coordinate the activities of the independent directors and serve as a liaison between the independent directors and our Chief Executive Officer;

•	chair meetings and executive sessions at which only the independent directors attend;

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•	advise our Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively perform their duties;

•	jointly with the Compensation Committee, conduct an annual evaluation of the performance of the Chief Executive Officer and report to the Board of Directors the results of that evaluation;

•	in conjunction with the Chief Executive Officer, consider potential conflicts of interest of directors;

•	conduct, as appropriate, exit interviews of senior management upon resignation; and

•	recommend to the Chief Executive Officer the retention of outside advisors and consultants who report directly to the Board of Directors.

We believe that our board leadership structure provides an appropriate balance between strong and strategic leadership and independent oversight of our company, and that our board leadership structure continues to serve the best interests of our company and stockholders.

Risk Oversight

The Audit Committee of our Board of Directors oversees our risk management process. Our Risk Committee, which consists of certain members of our senior management and our Internal Audit, Enterprise Risk and Controls consultant, has day-to-day responsibility for our risk management process. The members of the Risk Committee are our Chief Executive Officer, Chief Financial Officer, Corporate Counsel and our Internal Audit, Enterprise Risk and Controls consultant. Our Internal Audit, Enterprise Risk and Controls consultant serves as the liaison between the Risk Committee and the Audit Committee. Our Internal Audit, Enterprise Risk and Controls consultant provides periodic updates to the Audit Committee on behalf of the Risk Committee regarding, among other things, risk assessments and actions taken to mitigate risks. In addition, our Internal Audit, Enterprise Risk and Controls consultant reports directly to the Chairman of the Audit Committee and provides periodic updates to the Audit Committee about risk management issues, particularly those regarding accounting and finance related risks. Also, our Corporate Counsel provides periodic updates to our Board of Directors regarding claims against our company.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to further promote the effective functioning of our Board and Board committees and to set forth a common set of expectations as to how our Board and Board committees should perform their functions. Our Corporate Governance Guidelines are available, free of charge, on our Web site at www.hudson.com.

Compensation Recovery Policy

In December 2016, our Board of Directors adopted a compensation recovery policy, effective January 1, 2017, pursuant to which certain incentive-based compensation received by our executive officers on the basis of financial results that are later restated may be subject to recovery. The incentive-based compensation subject to the policy includes any compensation that is granted, earned or vested based wholly or in part upon the attainment of a measure that is determined and presented in accordance with the accounting principles used in preparing our financial statements, any measures that are derived wholly or in part from such measures, or stock price or total shareholder return. We intend to amend the policy as and when necessary to reflect applicable changes in law and stock exchange listing standards, including the requirements of the final regulations and listing standards expected to be promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

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Meetings and Attendance

Our Board of Directors held seven meetings in 2016. Each of the directors currently serving on our Board of Directors attended at least 75% of the aggregate number of meetings of the Board held in 2016 and meetings held by each committee of the Board on which such director served during the period that the director so served in 2016. Directors are expected to attend our annual meeting of stockholders each year. At the 2016 annual meeting of stockholders, all of the directors then serving were in attendance either in-person or by teleconference.

Communications with Board of Directors

You may communicate with our Board of Directors by writing to our Corporate Secretary at Hudson Global, Inc., c/o the Board of Directors (or, at your option, c/o a specific director), 1325 Avenue of the Americas, 12th Floor, New York, New York 10019. The Corporate Secretary will deliver this communication to the Board or the specified director, as the case may be.

Policies and Procedures Regarding Related Person Transactions

Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers or nominees for director or any of their immediate family members; and

•	a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Audit Committee certain information relating to related person transactions for review, approval or ratification by the Audit Committee. Disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Audit Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board of Directors.

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DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation received during 2016 by each of our directors during 2016, other than Mr. Nolan who did not receive any compensation for serving as a director and whose compensation as an executive officer is set forth below under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total

Alan L. Bazaar	$0	$126,756	$0	$126,756
Richard K. Coleman, Jr.	$0	$143,247	$0	$143,247
Jeffrey E. Eberwein	$0	$140,158	$0	$140,158
Ian V. Nash	$75,000	$148,048	$0	$223,048

(1)	The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for all awards of share units granted during the fiscal year under our Director Deferred Share Plan. Assumptions used in the calculation of these amounts are included in Note 6 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(2)	During 2016, no directors were granted options to purchase shares of our common stock. The aggregate number of outstanding stock options as of December 31, 2016 for each of our directors named above was: Mr. Bazaar, 0; Mr. Coleman, 0; Mr. Eberwein, 0; and Mr. Nash, 50,000.

Retainer and Meeting Fees

Each non-employee director is entitled to receive an annual retainer of $25,000 paid in quarterly installments, a fee of $2,000 for each Board and Board committee meeting attended in person, and a fee of $1,000 for each telephonic Board and Board committee meeting in which the director participates. The Chairmen of the Audit Committee, Compensation Committee, Nominating and Governance Committee and Strategic Planning Committees receive an additional annual retainer of $25,000, $10,000, $5,000 and $75,000, respectively, paid in quarterly installments. The annual retainer, the fees for attending in-person and telephonic Board and Board committee meetings, and the retainer for serving as a Chairman of a Board committee, except for the Chairman of the Strategic Planning Committee, are paid in share units each pursuant to the “Director Deferred Share Plan” as described below. The retainer for serving as the Chairman of the Strategic Planning Committee is paid in cash in quarterly installments. Also, each non-employee director is entitled to receive $65,000 annually paid in share units as described below under “Director Deferred Share Plan.” Additionally, directors are reimbursed for out-of-pocket expenses associated with attending meetings of the Board and Board committees.

Director Deferred Share Plan

Each quarter, effective seven calendar days following the release of our earnings, the retirement account of each non-employee director is credited under our Director Deferred Share Plan with the applicable number of share units for the quarterly portion of the annual retainer, the fees for attending in-person and telephonic Board and Board committee meetings, and the quarterly portion of the retainer for serving as a chairman of a Board committee. Also, on the date of our annual meeting of stockholders, the retirement account of each non-employee director is credited under the Director Deferred Share Plan with $65,000 of share units. All share units fully vest on the date of grant. All share units are equivalent to one share of our common stock and are payable only in common stock issued under our 2009 Incentive Stock and Awards Plan upon a director ceasing service as a Board member.

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Stock Options

In October 2015, the Compensation Committee established a new stock option program under our 2009 Incentive Stock and Awards Plan for new non-employee directors. Under the program, upon first being elected or appointed as a director, we will grant each non-employee director an option to purchase 50,000 shares of our common stock. The exercise price for options is the fair market value of a share of our common stock on the date of grant. Options have a term of five years and become exercisable as follows: 50% immediately on the date of grant and 100% upon the first anniversary of the grant date (provided that if our Board of Directors does not designate such individual as a director nominee for election as a director at our first annual meeting of stockholders following the grant date, then the remainder of such option that has not yet vested will immediately vest). If a director ceases service on our Board of Directors for any reason other than death, then that portion of the option grant that is exercisable on the date the director ceases service will remain exercisable for a period of two years after such date. If the director’s service ceases by reason of the director’s death, then the option will remain exercisable by the director’s beneficiary for a period of two years after the date of the director’s death.

Stock Ownership Policy

The Board of Directors considers ownership of our common stock to be an important factor in aligning the interest of our directors with those of our stockholders. Our Board of Directors has established a Stock Ownership Policy for non-employee directors. The Stock Ownership Policy became effective January 1, 2012. Under the Stock Ownership Policy, non-employee directors are required to own shares of our common stock with a market value equal to at least three times the director’s then-current annual cash retainer. A director must satisfy the ownership requirements within five years from the date of the director’s appointment to the Board or five years from the effective date of the Stock Ownership Policy, whichever occurs later. Stock ownership can consist of shares owned directly by the director and deferred shares, but vested and unvested stock options and unvested restricted shares are not included. The value of our common stock held by directors is measured annually using the greater of the value of our common stock on the date when the shares were vested or purchased and the value of our common stock as of December 31 of the applicable year. Once the value of a director’s shares reaches the required market value, the director is deemed to have met the stock ownership requirements and must retain only the number of shares that were required to meet the stock ownership requirements as of the date the director first met the requirements. As of December 31, 2016, the last measurement date for compliance with the Stock Ownership Policy, all non-employee directors met the stock ownership requirements imposed by the Stock Ownership Policy.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis is to provide material information about the compensation of our executive officers named below under “Executive Compensation—Summary Compensation Table,” which we refer to as our named executive officers. In this section, we provide an analysis and explanation of our executive compensation program and the compensation derived by our named executive officers from this program.

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Objectives of the Compensation Program

The central objectives of our compensation program are to attract and retain the talented and critical individuals needed to achieve long-term success for our company and to motivate them to achieve goals designed to enhance long-term stockholder value. The Compensation Committee, which oversees our executive compensation program, believes these goals can best be achieved with a compensation program designed on the principles of simplicity, transparency and objectivity.

Design of the Executive Compensation Program

The Compensation Committee takes a “total rewards” approach to executive compensation by combining elements of compensation to create a competitive proposition for prospective and existing executive officers. The Compensation Committee targets total compensation for executive officers at median market levels for comparable companies. When evaluating the design of our executive compensation program, the Compensation Committee considers, among other things, benchmarking data and market trends provided by its independent compensation consultant and input from our stockholders. The key policies that underpin our executive compensation program are as follows:

•	Total cash compensation, which is comprised of base salary plus annual incentive (cash bonus), is targeted at median market levels for comparable companies:

•	Base salaries are targeted at median market levels for comparable companies; and

•	Annual incentives are generally designed to provide awards above median market levels for comparable companies for above median market performance.

•	Long-term incentives provide equity awards, typically in the form of restricted shares and stock options, and are typically targeted at median market levels for comparable companies.

•	Employee benefits are offered to all eligible employees, including our executive officers, and are targeted at median market levels for comparable companies.

Consequently, our executive officers have the opportunity to earn above median compensation—both from above median bonuses and from above median appreciation of equity grants—resulting from above median performance of our company; and the compensation of our executive officers will be below median levels for below median performance of our company.

The Compensation Committee believes that providing total cash compensation (base salary plus annual incentive), equity compensation and employee benefit programs generally targeted at median market levels for comparable companies is essential for attracting new talent and retaining and motivating existing key talent. On occasion, the Compensation Committee may determine that a deviation from median market levels is necessary to attract and retain key talent. We believe that providing our named executive officers with the ability to earn above median market levels for cash bonuses based on above median performance encourages the retention of high performers who strive to consistently beat their established performance targets. Target bonus payouts are set as a percentage of base salary. Actual business performance, measured solely by financial results, not individual performance, determines whether bonus payments are above or below the target level. The Compensation Committee also considers base salary in granting equity awards because the Compensation Committee’s desire is to provide meaningful equity awards for the named executive officers and certain key members of senior management.

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2016 Advisory Vote on Compensation of Named Executive Officers

At our 2016 annual meeting of stockholders, our stockholders were asked to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for the 2016 annual meeting. Of those stockholders who voted on this non-binding proposal, approximately 86% voted to approve the compensation of our named executive officers. As of the date of our 2016 annual meeting of stockholders, the Compensation Committee had already established our executive compensation program for 2016. However, following the 2016 annual meeting of stockholders, the Compensation Committee reviewed our executive compensation program and the proxy advisory reports on our company issued by Institutional Shareholder Services, Inc. (“ISS”), which recommended a vote FOR the compensation of our named executive officers, and Glass, Lewis & Co., LLC (“Glass Lewis”), which recommended a vote AGAINST the compensation of our named executive officers.

2016 Stockholder Outreach

The Chairman of the Compensation Committee and certain members of senior management reached out to our top 20 stockholders to seek their input on our executive compensation program and corporate governance and to update them on our final vote results from the 2016 annual meeting of stockholders. This group of 20 stockholders, all of which are institutional stockholders, represented approximately 69% of our outstanding shares of common stock.

In our outreach to stockholders, we highlighted the following:

•	At our 2016 annual meeting of stockholders, we received approximately:

o	86% approval for our “Say-on-Pay” proposal; and

o	89% approval for our amended and restated equity plan proposal.

•	Our executive compensation program is based on best practices, peer benchmarking and significant stockholder input and is designed to align management with stockholder interests.

•	In 2015, we initiated and implemented multiple stockholder-friendly corporate governance changes approved by stockholders at our 2015 annual meeting of stockholders.

•	Our Board of Directors has undergone significant changes in recent years, including dramatically increased stockholder representation through Chairman Jeffrey E. Eberwein, Chief Executive Officer of Lone Star Value Management.

•	Our goal in this outreach was to discuss our current executive compensation program and corporate governance and then to present stockholder feedback to our Board of Directors and Compensation Committee.

The stockholder dialogue provided valuable feedback to our Board of Directors and Compensation Committee to help enhance our executive compensation program and corporate governance and to align further management with stockholder interests. The Compensation Committee concluded that our overall executive compensation program for 2016 continued to be appropriate for our company and did not make any adjustments to the compensation of our named executive officers, but the stockholder dialogue has helped shape the agenda for our Board of Directors and Compensation Committee for 2017. Some of the changes we implemented on a going forward basis and further changes we are now considering following this stockholder dialogue are summarized below, based on the italicized comments from stockholders:

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•	“A compensation recovery policy should be adopted.”

Based on the discussions our Chairman of the Compensation Committee and members of senior management had with our stockholders, as well as the results of the advisory vote at our 2016 annual meeting of stockholders and the proxy advisory reports on our company issued by ISS and Glass Lewis, the Board of Directors adopted a compensation recovery policy, or “clawback” policy, effective January 1, 2017. Pursuant to the clawback policy, certain incentive-based compensation received by our executive officers, including our named executive officers, on the basis of financial results that are later restated may be subject to recovery, as described previously under “Board of Directors and Corporate Governance — Compensation Recovery Policy.”

•	“Equity compensation should have both performance and service vesting measures that are longer than one year, preferably three years.”

The equity awards we grant to our executive officers, including our named executive officers, have service vesting conditions based on continued employment with our company, and are typically also subject to certain financial performance vesting conditions. The service vesting period is typically three years, and the performance vesting period is typically one year, as was the case with awards we granted to Mr. Lyons and Mr. Kirby in 2016. The Compensation Committee is exploring the potential use of performance vesting periods of greater than one year on future grants.

•	“Metrics for incentive-based compensation should be clearly defined, measurable and not subject to subsequent adjustments for mitigating circumstances by the compensation committee.”

Our incentive-based compensation program uses metrics focused primarily on EBITDA improvement, and we describe the applicable compensation program and corresponding metrics in our proxy statement each year. Under very limited circumstances, the Compensation Committee may exercise its discretion to make subsequent adjustments to the incentive-based compensation program to exclude from bonus calculations items that generally were driven by actions or events that were unrelated to our current operations or beyond management’s control, but chose not to make any such adjustments for 2016.

We welcome stockholder engagement on executive compensation and other issues of importance to our stockholders and we maintain regular dialogue with stockholders during the year.

Target Compensation Levels and Benchmarking

Overview

The Compensation Committee, with the assistance of the independent compensation consultant it retains, reviews the market positioning of total compensation for each of our executive officers. The Compensation Committee periodically reviews the market positioning of total compensation for each of our executive officers. The Compensation Committee last undertook such a study in 2013 for each of our executive officers with Pay Governance, its independent compensation consultant, and is assessing whether it will undertake such a study in 2017.

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Compensation and Benchmarking Studies

In 2013, at the direction of the Compensation Committee, Pay Governance compared the base salary, annual incentives and long-term incentives of our executive officers to executives in similar positions at relevant comparator companies. For all executive officer positions, Pay Governance used one group of comparator companies consisting of survey data from a database of approximately 110 consolidated professional and general business service firms. The data was adjusted for annual revenue size using a regression analysis. We did not rely on a specific sub-group of peer companies within that database, and, in working with Pay Governance, we played no role in selecting the individual companies for which the data was obtained. For the positions of chief executive officer and chief financial officer, Pay Governance also used a second group of comparator companies comprised of U.S.-based and U.K.-based publicly-traded staffing companies, which consisted of CDI Corp., Ciber, Inc., Hays, PLC., Heidrick & Struggles International, Inc., Kelly Services, Inc., Kforce, Inc., Korn Ferry International, Michael Page International, Resources Connections Inc., Robert Half International, Inc. and Robert Walters. For the position of chief executive officer, Pay Governance also provided the Compensation Committee with proxy statement data for a group of U.S.-based publicly traded companies with market capitalizations similar in size to our company, which consisted of Access National Corp., Cenveo, Inc., Courier Corp., CRA International, Inc., Dolan Co., Hill International, Inc., Moduslink Global Solutions, Inc., Pacer International, Inc., PMFG, Inc., Providence Service Corp., Salem Communications Corp., Stoneridge, Inc., Sypris Solutions, Inc., Targacept, Inc. and VSE Corp. In weighing the relevance of a particular comparator company, the Compensation Committee considered the size and business mix of each comparator in relationship to our company. The Compensation Committee did not make any adjustments to the compensation of our named executive officers for 2016 based on the market data provided by Pay Governance in 2013. However, effective January 1, 2016, the target bonus amount for Mr. Nolan for 2016 increased from $450,000 to $540,000 pursuant to his executive employment agreement entered into on May 18, 2015 in connection with his appointment to serve as our Chief Executive Officer.

In 2016, the Compensation Committee did not make any adjustments to the compensation of our named executive officers for 2017 because the Compensation Committee determined that their compensation was appropriate based on the market data provided by Pay Governance in 2013, internal fairness and our financial performance.

Role of Executive Officers in the Compensation Process

The development of annual incentive targets and the calculation of the actual earned annual incentives are performed by the Chief Executive Officer and the Chief Financial Officer, who then present them to the Compensation Committee for discussion and approval. Long-term equity incentive grants are recommended to the Chief Executive Officer by various regional business heads and corporate department heads. The Chief Executive Officer then presents his grant recommendations to the Compensation Committee for its discussion and consideration. While the Chief Executive Officer takes an active role in making compensation recommendations for our executive officers, he makes no recommendations concerning any element of his own compensation. Compensation decisions for executive officers other than the Chief Executive Officer are made during regularly scheduled Compensation Committee meetings, which are generally attended by a representative of the Compensation Committee’s independent compensation consultant. Discussions regarding Chief Executive Officer compensation take place in Compensation Committee executive session without the Chief Executive Officer or other executive officers present. The Compensation Committee makes all final decisions on compensation for our executive officers, including our named executive officers.

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Elements of Compensation

Overview

The compensation for our named executive officers consists primarily of four elements: (1) a base salary, (2) an annual cash incentive program, (3) eligibility to participate in periodic grants of restricted shares of stock, stock units or stock options and (4) benefits. Each named executive officer has an employment agreement that covers basic terms of his or her employment and that contains both contractual separation payments under certain circumstances and provisions covering a possible change in the control of our company. In general, these agreements provide for a maximum of one year’s base salary and target bonus protection for the executive under certain circumstances of separation.

The same compensation policies and decisions cover all of our named executive officers.

Base Salary

We do not have a policy of providing annual raises for executive officers. In 2013, the base salary of our named executive officers as a group then serving was reviewed as part of the review of total compensation performed for the Compensation Committee by Pay Governance. This review consisted of the benchmarking described previously under “Target Compensation Levels and Benchmarking – Compensation and Benchmarking Studies.” The Compensation Committee did not make any adjustments to the base salaries of our named executive officers for 2016 based on the market data provided by Pay Governance in 2013.

In 2016, the Compensation Committee did not make any adjustments to the base salaries of our named executive officers for 2017 because the Compensation Committee determined that their base salaries were appropriate based on the market data provided by Pay Governance in 2013, internal fairness and our financial performance.

Annual Incentives

The annual incentive program consists of eligibility for a cash bonus based (a) 80% on our actual aggregated regional earnings before interest, income taxes, depreciation and amortization, non-operating income or expense, goodwill and other impairment charges, business reorganization expenses and other charges and before corporate allocation, or adjusted EBITDA, on a constant currency basis, relative to target adjusted EBITDA set at the beginning of the year by the Compensation Committee and (b) 20% on our total corporate costs, including corporate costs allocated to our regions, relative to target corporate costs set at the beginning of the year by the Compensation Committee. The Compensation Committee has the authority to determine all components of the calculation of adjusted EBITDA and corporate costs. Under very limited circumstances, the Compensation Committee may exercise its discretion to make subsequent adjustments to the annual incentive program to exclude from bonus calculations items that generally were driven by actions or events that were unrelated to our current operations or beyond management’s control, but chose not to make any such adjustments for 2016. The achievement of threshold adjusted EBITDA or threshold corporate costs is required for any bonus to be paid. The Compensation Committee believes that adjusted EBITDA and corporate costs are a clear, objective standard of measurement that encourages executives to strive toward increased profit generation and cost reduction year-over-year. The intent of the annual incentive program is to provide above market median bonus compensation in years where our performance meets or exceeds target levels, but to pay less or no incentive in years where our performance does not meet or exceed target levels.

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The Compensation Committee sets performance targets annually at the beginning of the year based on the recommendation of the Chief Executive Officer (with the exception of the Chief Executive Officer’s own target, which is set solely by the Compensation Committee). For 2016, the performance targets were the same for all our named executive officers, including our Chief Executive Officer. Factors considered in setting the performance targets include profit we earned in the prior year, the current year’s profit budget, desired growth and general economic conditions (for example, higher targets may be set in good economic periods). The Compensation Committee measures performance targets at the level of our company – consolidated corporate, regional or business unit performance – that it believes best aligns with driving accountability of our named executive officers for the delivery of our strategy and business objectives. Historically, the Compensation Committee has set these targets meaningfully above prior year results to stimulate ongoing profit growth from one year to the next. In setting the 2016 performance targets, the Compensation Committee considered our 2015 actual performance, our 2016 budget and its view of the global economic conditions. Target bonus amounts for individual named executive officers are set as a percentage of base salary and are reviewed during the independent compensation consultant’s total compensation study to ensure that the target bonus is appropriate considering both internal equity and relevant market competitiveness.

In 2016, the Compensation Committee continued to apply its compensation policies as they relate to setting performance targets consistent with past practices. In February 2016, the Compensation Committee established the 2016 Incentive Compensation Program for the named executive officers, including specific performance targets as described in the subsequent paragraph. After considering the factors set forth previously under “Elements of Compensation – Base Salary” – the 2013 market study, internal fairness and our financial performance – the Compensation Committee did not make any changes to the target bonus amounts for the named executive officers for 2016. However, as described previously under, and for the reasons set forth in, “Target Compensation Levels and Benchmarking — Compensation and Benchmarking Studies,” Mr. Nolan’s target bonus amount for 2016 increased from $450,000 to $540,000 effective January 1, 2016.

The Compensation Committee does not plan to change the target bonus amounts for the named executive officers for 2017. The Compensation Committee has considered all of the factors set forth previously under “Elements of Compensation – Base Salary” – the 2013 market study, internal fairness and our financial performance – in setting performance targets for 2017, and the goals and terms of the program remain substantially the same as in 2016.

In February 2016, the Compensation Committee established the following specific adjusted EBITDA and corporate costs performance targets under the 2016 Incentive Compensation Program applicable for all named executive officers:

(a)	adjusted EBITDA (portion of bonus: 80%): achievement of an aggregated regional adjusted EBITDA (determined on a constant currency basis and before corporate cost allocation) threshold of $11.5 million and target of $16.5 million measured in dollars of adjusted EBITDA was required to earn 40% and 100% payouts, respectively. No bonus was payable for adjusted EBITDA performance below threshold. For adjusted EBITDA performance from 70% of target up to and including target, bonuses were payable on a pro rata basis from 40% to 100% based on dollars of adjusted EBITDA. For adjusted EBITDA performance exceeding target up to 150% of target, the executive officers would be paid bonuses on a pro rata basis between 100% up to a cap of 180%.

(b)	corporate costs (portion of bonus: 20%): achievement of a corporate costs threshold of $9.1 million and target of $8.3 million was required to earn 50% and 100% payouts, respectively. No bonus was payable for corporate costs performance below threshold. For corporate costs performance from 90% of target up to and including target, bonuses were payable on a pro rata basis from 50% to 100% based on dollars of corporate costs. For corporate costs performance exceeding target up to 120% of target, the executive officers would be paid bonuses on a pro rata basis between 100% up to a cap of 180%.

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For 2016, our adjusted EBITDA performance, on a constant currency basis, was $6.9 million and our corporate cost performance was $6.5 million. As a result of our adjusted EBITDA performance and corporate costs performance relative to the 2016 bonus targets, Mr. Nolan, Mr. Lyons, and Mr. Kirby received a bonus of $194,400, $78,390, and $41,400, respectively.

The Compensation Committee has the discretion to make payments outside of the formula of the annual incentive program to reflect extenuating circumstances or actual individual contribution, and the Compensation Committee chose not to exercise this discretion with respect any named executive officer for 2016.

Long-Term Incentives

The Compensation Committee has the authority under the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan to make equity grants to employees. Prior to our stockholders’ approval in May 2009 of the 2009 Incentive Stock and Awards Plan, the Compensation Committee made equity grants under the Long Term Incentive Plan. The Long Term Incentive Plan terminated upon approval of the 2009 Incentive Stock and Awards Plan. However, all equity grants made under the Long Term Incentive Plan that were outstanding at the time of the approval of the 2009 Incentive Stock and Awards Plan will remain outstanding and will continue to be subject to all of the terms and conditions of the Long Term Incentive Plan.

Historically, the Compensation Committee has used a mix of stock options, restricted shares and restricted stock units to motivate and retain key executive officers, including our named executive officers. The equity awards that we grant to our named executive officers vest over time based on continued employment with our company and are typically also subject to certain financial and non-financial performance vesting conditions. To provide both a financial commitment to a new executive officer and an incentive to drive performance to increase our share price, the Compensation Committee has awarded grants of stock options, restricted shares and restricted stock units to the named executive officers from time to time. The Compensation Committee makes its decisions about annual grants considering the factors of market competitiveness, internal equity and position responsibilities.

In February 2016, the Compensation Committee, considering the factors of market competitiveness, internal equity and position responsibilities, approved grants of 60,000 restricted stock units to Mr. Lyons and 12,500 restricted stock units to Mr. Kirby, pursuant to a form of restricted stock unit award agreement that provides for the awards of restricted stock units to vest based on performance – our Group EBITDA, as defined below – and continued service with our company. The grant effective date for these grants of restricted stock units was March 10, 2016 pursuant to our company policy on granting equity awards. The Compensation Committee approved the form of restricted stock unit award agreement with both performance and service vesting conditions to align further the interests of our executive officers with our stockholders. Mr. Nolan did not receive a grant of equity in 2016 given the grants of equity he received in 2015 in connection with becoming chief executive officer. The performance vesting conditions with respect to the restricted stock units are satisfied as follows:

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100.0% of the restricted stock units (the “Group EBITDA Restricted Stock Units”) shall vest upon the determination by the Compensation Committee that our company achieved for the year ending December 31, 2016 a “target” Group EBITDA (defined as our company’s earnings before interest, income taxes, depreciation and amortization, non-operating income or expense, goodwill and other impairment charges, business reorganization expenses and other charges, and excluding stock compensation expense and after corporate costs, for the year ending December 31, 2016) of $8.206 million; provided that 40.0% to 99.9% of the Group EBITDA Restricted Stock Units will vest if the Group EBITDA is between $5.744 million and $8.205 million (such vesting percentage determined pro rata for Group EBITDA achievement within such range), and a number of units equal to 100.1% to 180.0% of the Group EBITDA Restricted Stock Units will vest (in the case of a number of units up to 100.0% of the Group EBITDA Restricted Stock Units) or be granted (in the case of units in excess of 100.0% of the Group EBITDA Restricted Stock Units) if the Group EBITDA is between $8.207 million and $12.309 million (such vesting percentage determined pro rata for Group EBITDA achievement within such range), subject in each case to the satisfaction of the service vesting conditions; and provided further that any such newly granted units in excess of 100.0% of the Group EBITDA Restricted Stock Units shall be deemed restricted stock units subject to all of the terms and conditions of the restricted stock award agreement.

The executive shall forfeit the number of Group EBITDA Restricted Stock Units that do not vest pursuant to the paragraph above. To the extent the performance vesting conditions set forth in the paragraph above are satisfied, the service vesting conditions with respect to the restricted stock units shall be satisfied as follows: (i) 33% of the restricted stock units shall vest on the later of the determination of the satisfaction of the performance vesting conditions or the first anniversary of the grant date, (ii) 33% of the restricted stock units shall vest on the second anniversary of the grant date, and (iii) 34% of the restricted stock units shall vest on the third anniversary of the grant date; provided that, in each case, the executive remains employed by our company from the grant date through the date the performance vesting conditions are satisfied, in the case of clause (i), or the applicable anniversary date, in the cases of clauses (ii) and (iii).

For 2016, our Group EBITDA performance was $0.4 million after corporate costs. As a result of our Group EBITDA performance relative to the 2016 Group EBITDA target, none of the restricted stock units granted in February 2016 to Mr. Lyons and Mr. Kirby vested and, therefore, were forfeited.

The Compensation Committee generally considers grants to executive officers, including our named executive officers, upon a significant change in the status of an officer (hire, promotion, additional responsibility) or annually at its first meeting in the calendar year. This practice helps to ensure that the Compensation Committee makes no attempt to coordinate grants prior to the release of material non-public information, either positive or negative.

Grants of equity awards approved by the Compensation Committee generally become effective seven calendar days following the release of the annual or quarterly earnings period most immediately following the Compensation Committee’s approval. The grant price for all equity awards approved by the Compensation Committee is the closing price of a share of our common stock on the Nasdaq Global Select Market on the date of effectiveness of the grant. If shares of our common stock are not traded on this date, then the grant price of the stock option will be the closing price of a share of our common stock on the Nasdaq Global Select Market on the next day of market activity.

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Stock Ownership Guidelines

The Board of Directors has established a Stock Ownership Policy for senior management, including our named executive officers, and it is intended to further align the interests of management and stockholders. Under the Stock Ownership Policy, executives, other than the Chief Executive Officer, are required to own shares of our common stock with a value equal to at least one times their respective base salaries. The Chief Executive Officer must own shares of our common stock with a value equal to at least two times his annual base salary. An executive must satisfy the ownership requirements within five years of the date of the executive’s appointment to a position covered by the Stock Ownership Policy. Stock ownership can consist of shares owned directly by the executive, vested restricted shares, deferred shares, shares in the executive’s 401(k) account and shares owned through the Employee Stock Purchase Plan. Vested and unvested stock options, unvested restricted stock units and unvested restricted shares will not apply to the ownership level. The value of our common stock held by executives is measured annually using the greater of the value of our common stock on the date when the shares were vested or purchased and the value of our common stock as of December 31 of the applicable year. Once the value of an executive’s shares reaches the required market value, the executive will be deemed to have met the stock ownership requirements and must retain only the number of shares that were required meet the stock ownership requirements as of the date the executive first met the requirements. As of December 31, 2016, the last measurement date for compliance with the Stock Ownership Policy, the named executive officers continuing in office had not met their respective stock ownership requirements, but were on track to do so within the five-year prescribed period. No named executive officer continuing in office who had not met his stock ownership requirement sold shares or exercised options during 2016.

Benefits

We provide our employees with customary health care benefits and offer a defined contribution plan (401(k) plan) in lieu of a pension plan to eligible employees, including our named executive officers, who, if they meet the plan eligibility requirements, may elect to participate. Under our 401(k) plan, we have the discretion to make a matching contribution at the end of each plan year to each participant’s account in an amount up to 50% of the participant’s salary reduction contributions for the plan year, taking into account salary reduction contributions between 1% and 6% of the participant’s eligible compensation. Other than these savings programs, we provide no retirement benefits to employees or supplemental retirement benefits to our executive officers.

Perquisites

We provide no perquisites to our named executive officers as a group, and in 2016, we did not provide perquisites in an aggregate amount greater than $10,000 to any individual named executive officer.

Agreements with Named Executive Officers

Each of Messrs. Nolan, Lyons and Kirby has an employment agreement with us. These agreements were put in place to allow us to attract and retain key talent to our business. They are designed to provide reasonable financial security (in general, not exceeding one year’s salary and target bonus) to our executive officers in the event of certain kinds of separations from our company, while providing our company with appropriate releases from potential claims and commitments not to solicit our clients or employees during a set period.

Under the employment agreements, each named executive officer is entitled to (i) an annual base salary ($600,000 for Mr. Nolan, $325,000 for Mr. Lyons and $230,000 for Mr. Kirby); (ii) eligibility to receive an annual bonus as provided in our Senior Management Bonus Plan (equal to 90% of base salary for Mr. Nolan, 67% of base salary for Mr. Lyons and 50% of base salary for Mr. Kirby); (iii) eligibility to receive a grant of equity of our company under our Senior Management Bonus Plan (90% of base salary for Mr. Nolan and as determined from time to time by the Compensation Committee for Messrs. Lyons and Kirby); (iv) four weeks of vacation per year; (v) severance and health and dental benefits upon termination or non-renewal of employment; and (vi) severance and health and dental benefits upon a termination of employment after a change in control of our company.

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None of Messrs. Nolan, Lyons or Kirby is entitled to an excise tax gross-up payment after a change in control of our company under their employment agreements. However, upon a termination of the employment of Messrs. Nolan, Lyons or Kirby after a change in control of our company, if any portion of the executive’s termination payment would constitute an “excess parachute payment,” then the termination payment made to the executive will either be made in full or made in the greatest amount such that no portion of the termination payment would be subject to the excise tax, whichever results in the receipt by the executive of the greatest benefit on an after-tax basis. In connection with entering into the employment agreements, each of Messrs. Nolan, Lyons and Kirby executed a Confidentiality, Non-solicitation and Work Product Assignment Agreement with us.

Additional information regarding these employment agreements can be found in “Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” and “Potential Payments Upon Termination or Change in Control.”

Impact of Tax Treatment on Compensation

Under Section 162(m) of the Internal Revenue Code, the tax deduction available to corporate taxpayers, such as us, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee currently intends, except in limited circumstances, to qualify compensation paid to our executive officers for deductibility by us under Section 162(m) of the Internal Revenue Code. Section 409A of the Internal Revenue Code provides, among other things, rules for when compensation may be deferred and when, if deferred, it may be paid. Our compensation plans and agreements are intended to be compliant with Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with our management and, based on such review and discussion, has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Hudson Global, Inc.
COMPENSATION COMMITTEE

Richard K. Coleman, Jr., Chairman
Jeffrey E. Eberwein
Ian V. Nash

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation earned for 2016 by (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our other most highly compensated executive officer who was serving as an executive officer at the end of 2016. Information is not included for Messrs. Lyons and Kirby for 2014 because they did not become executive officers until 2015. The persons named in the table are also referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Stephen A. Nolan,	2016	$600,000	$0	$0	$0	$194,400	$44,820	(3)	$839,220
Chief Executive Officer	2015	$545,455	$0	$1,012,800	$0	$137,000	$0		$1,695,255
	2014	$450,000	$0	$343,470	$0	$254,000	$0		$1,047,470
Patrick Lyons,	2016	$325,000	$0	$167,400	$0	$78,390	$7,439	(4)	$578,229
Chief Financial Officer and	2015	$290,442	$0	$65,096	$0	$54,000	$4,588		$414,126
Chief Accounting Officer	2014	—	—	—	—	—	—		—
David F. Kirby,	2016	$230,000	$0	$34,875	$0	$41,400	$8,767	(4)	$315,042
Senior Vice President, Treasury	2015	$211,875	$0	$57,626	$0	$32,242	$7,950		$309,693
and Investor Relations	2014	—	—	—	—	—	—		—

(1)	The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) for all awards of restricted stock units granted during the relevant fiscal year. Assumptions used in the calculation of these amounts are included in Note 6 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016. Awards of restricted stock units that we granted in 2016 to our named executive officers are subject to performance conditions and service conditions as described above under “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentives.” See note 2 to the Grants of Plan-Based Awards table. Based on our actual 2016 performance, the dollar amounts in the table above reflect the maximum number of shares that will vest subject to service vesting conditions.

(2)	The dollar amount shown reflects the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) for all awards of stock options granted during the relevant fiscal year. Assumptions used in the calculation of these amounts are included in Note 6 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)	Consists only of dividend payments made on unvested shares of our company stock. The awards of restricted stock subject to dividend rights prior to vesting were made at a time when the company did not contemplate paying dividends. Beginning in 2016, the company’s policy is not to grant awards of equity subject to dividend rights until the equity has vested.

(4)	Consists only of (i) our matching contributions under our 401(k) Savings Plan of $6,239 for Mr. Lyons and $7,867 for Mr. Kirby and (ii) dividend payments made on unvested shares of our company stock of $1,200 for Mr. Lyons and $900 for Mr. Kirby. The awards of restricted stock subject to dividend rights prior to vesting were made at a time when the company did not contemplate paying dividends. Beginning in 2016, the company’s policy is not to grant awards of equity subject to dividend rights until the equity has vested. Certain personal benefits we provided to the named executive officers are not included in the table because the aggregate amount of such personal benefits for each named executive officer was less than $10,000.

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Grants of Plan-Based Awards

The following table sets forth information regarding the awards that we made to the named executive officers during 2016 under our 2016 Incentive Compensation Program and our 2009 Incentive Stock and Awards Plan (referred to in the table below as “ICP” and “ISAP,” respectively). The columns under “Estimated Potential Payouts Under Non-Equity Incentive Plan Awards” show the threshold, target and maximum bonus amounts that could have been earned under the 2016 Incentive Compensation Program.

		Estimated Potential Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Stephen A. Nolan ICP	—	$226,800	$540,000	$972,000	—	—	—	—	—	—	—

Patrick Lyons ICP		$91,455	$217,750	$391,950
ISAP – Restricted Stock	3/10/16				24,000	60,000	108,000	—	—	—	$167,400

David F. Kirby ICP		$36,811	$115,000	$207,000
ISAP – Restricted Stock	3/10/16				5,000	12,500	22,500	—	—	—	$34,875

(1)	The 2016 threshold and target data and results under our 2016 Incentive Compensation Program for our named executive officers is described previously under “Compensation Discussion and Analysis – Elements of Compensation – Annual Incentives.”

(2)	The performance vesting conditions with respect to the restricted stock are satisfied as follows:

100.0% of the restricted stock units (the “Group EBITDA Restricted Stock Units”) shall vest upon the determination by the Compensation Committee that our company achieved for the year ending December 31, 2016 a “target” Group EBITDA (defined as our company’s earnings before interest, income taxes, depreciation and amortization, non-operating income or expense, goodwill and other impairment charges, business reorganization expenses and other charges, and excluding stock compensation expense and after corporate costs, for the year ending December 31, 2016) of $8.206 million; provided that 40.0% to 99.9% of the Group EBITDA Restricted Stock Units will vest if the Group EBITDA is between $5.744 million and $8.205 million (such vesting percentage determined pro rata for Group EBITDA achievement within such range), and a number of units equal to 100.1% to 180.0% of the Group EBITDA Restricted Stock Units will vest (in the case of a number of units up to 100.0% of the Group EBITDA Restricted Stock Units) or be granted (in the case of units in excess of 100.0% of the Group EBITDA Restricted Stock Units) if the Group EBITDA is between $8.207 million and $12.309 million (such vesting percentage determined pro rata for Group EBITDA achievement within such range), subject in each case to the satisfaction of the service vesting conditions; and provided further that any such newly granted units in excess of 100.0% of the Group EBITDA Restricted Stock Units shall be deemed restricted stock units subject to all of the terms and conditions of the restricted stock award agreement.

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The executive shall forfeit the number of Group EBITDA Restricted Stock Units that do not vest pursuant to the paragraph above. To the extent the performance vesting conditions set forth in the paragraph above are satisfied, the service vesting conditions with respect to the restricted stock units shall be satisfied as follows: (i) 33% of the restricted stock units shall vest on the later of the determination of the satisfaction of the performance vesting conditions or the first anniversary of the grant date, (ii) 33% of the restricted stock units shall vest on the second anniversary of the grant date, and (iii) 34% of the restricted stock units shall vest on the third anniversary of the grant date; provided that, in each case, the executive remains employed by our company from the grant date through the date the performance vesting conditions are satisfied, in the case of clause (i), or the applicable anniversary date, in the cases of clauses (ii) and (iii).

(3)	The dollar amount shown reflects the aggregate grant date fair value of the amounts of restricted stock awards, restricted stock unit awards and option awards calculated in accordance with FASB ASC Topic 718.

Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table

Executive Employment Agreements

We have Executive Employment Agreements with each of our other executive officers, including the named executive officers. Pursuant to the Executive Employment Agreements, we agree to employ each of the executives for one-year terms (other than Mr. Lyons and Mr. Kirby whose agreements do not specify a term), with automatic, annual extensions of additional one-year terms. The Executive Employment Agreements entitle the executives to:

•	an annual base salary in the amount of at least $600,000 for Mr. Nolan, $325,000 for Mr. Lyons and $230,000 for Mr. Kirby;

•	eligibility to receive an annual bonus as provided in our Senior Management Bonus Plan (equal to 90% of base salary for Mr. Nolan, 67% of base salary for Mr. Lyons and 50% of base salary for Mr. Kirby);

•	eligibility to receive a grant of equity of our company under our Senior Management Bonus Plan (90% of base salary for Mr. Nolan and as determined from time to time by the Compensation Committee for Messrs. Lyons and Kirby);

•	four weeks of vacation per year; and

•	other benefits of employment comparable to other senior management of our company.

We have the right to terminate each executive’s employment at any time, subject to the provisions of the Executive Employment Agreements described below under “Potential Payments Upon Termination or Change in Control—Executive Employment Agreements.”

2016 Incentive Compensation Program

Our Compensation Committee annually sets bonus performance targets to help drive growth in our financial performance year-over-year. For 2016, this growth was measured in dollars of adjusted EBITDA, on a constant currency basis. Adjusted EBITDA was calculated net of bonuses payable under the program. See “Compensation Discussion and Analysis – Elements of Compensation – Annual Incentives” for a discussion of the adjusted EBITDA targets and thresholds applicable for the named executive officers.

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Restricted Stock Units

The grants of restricted stock units made to our named executive officers in March 2016 vest based on performance conditions and service conditions, as described previously under “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive.” See “Potential Payments Upon Termination or Change in Control—Restricted Stock Agreements” for a description of the terms of the restricted stock units triggered upon a termination of the employment of a named executive officer or a change in control of our company.

Outstanding Equity Awards at December 31, 2016

The following table sets forth information on outstanding stock option, restricted stock and restricted stock unit awards held by the named executive officers at December 31, 2016, including the number of shares underlying both exercisable and unexercisable portions of each stock option, the exercise price and expiration date of each outstanding option and the market value of shares of restricted stock and restricted stock units that have not vested based on the closing market price for our common stock on December 30, 2016, the last business day of our fiscal year, of $1.36.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options – Exercisable		Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested
Stephen A. Nolan	0		0	—	—	0		0
Patrick Lyons	0		0	—	—	60,000	(1)	$81,600
David F. Kirby	1,500	(2)	0	$16.90	2/6/2017	12,500	(1)	$17,000

(1)	The shares of restricted stock units were granted on March 10, 2016 with the following vesting criteria:

100.0% of the restricted stock units (the “Group EBITDA Restricted Stock Units”) shall vest upon the determination by the Compensation Committee that our company achieved for the year ending December 31, 2016 a “target” Group EBITDA (defined as our company’s earnings before interest, income taxes, depreciation and amortization, non-operating income or expense, goodwill and other impairment charges, business reorganization expenses and other charges, and excluding stock compensation expense and after corporate costs, for the year ending December 31, 2016) of $8.206 million; provided that 40.0% to 99.9% of the Group EBITDA Restricted Stock Units will vest if the Group EBITDA is between $5.744 million and $8.205 million (such vesting percentage determined pro rata for Group EBITDA achievement within such range), and a number of units equal to 100.1% to 180.0% of the Group EBITDA Restricted Stock Units will vest (in the case of a number of units up to 100.0% of the Group EBITDA Restricted Stock Units) or be granted (in the case of units in excess of 100.0% of the Group EBITDA Restricted Stock Units) if the Group EBITDA is between $8.207 million and $12.309 million (such vesting percentage determined pro rata for Group EBITDA achievement within such range), subject in each case to the satisfaction of the service vesting conditions; and provided further that any such newly granted units in excess of 100.0% of the Group EBITDA Restricted Stock Units shall be deemed restricted stock units subject to all of the terms and conditions of the restricted stock award agreement.

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The executive shall forfeit the number of Group EBITDA Restricted Stock Units that do not vest pursuant to the paragraph above. To the extent the performance vesting conditions set forth in the paragraph above are satisfied, the service vesting conditions with respect to the restricted stock units shall be satisfied as follows: (i) 33% of the restricted stock units shall vest on the later of the determination of the satisfaction of the performance vesting conditions or the first anniversary of the grant date, (ii) 33% of the restricted stock units shall vest on the second anniversary of the grant date, and (iii) 34% of the restricted stock units shall vest on the third anniversary of the grant date; provided that, in each case, the executive remains employed by our company from the grant date through the date the performance vesting conditions are satisfied, in the case of clause (i), or the applicable anniversary date, in the cases of clauses (ii) and (iii).

(2)	The options were granted on February 6, 2007 and vest in four equal installments on the first, second, third and fourth anniversary of the grant date.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock that occurred during 2016 for each of our named executive officers on an aggregated basis:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Stephen A. Nolan	$0	$0	150,000	$222,000
Patrick Lyons	$0	$0	12,000	$22,080
David F. Kirby	$0	$0	9,000	$16,560

(1)	Reflects the amount calculated by multiplying the number of shares of restricted stock vested by the market price of our common stock on the vesting date.

Potential Payments Upon Termination or Change in Control

We have entered into agreements and maintain plans that will require us to provide compensation to the named executive officers in the event of a termination of employment or a change in control of our company. The estimated amount of compensation payable to Messrs. Nolan, Lyons and Kirby in each situation is listed in the tables below, assuming that the termination and/or change in control of our company occurred at December 30, 2016, the last business day of our fiscal year, and that our common stock is valued at $1.36, the closing market price for our common stock on December 30, 2016. Descriptions of the circumstances that would trigger payments or the provision of other benefits to these named executive officers, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements and plans, and other material assumptions that we have made in calculating the estimated compensation, follow these tables.

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Payments and Benefits to Stephen A. Nolan
	Termination by Company for Cause or by Executive	Termination by Company Without Cause or by Executive for Good Reason		Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason

Severance	$0	$600,000	(1)	$0	$0	$0	$1,710,000
Health and Dental Insurance	$0	$17,475		$0	$0	$0	$26,212
Advisor Fees	$0	$0		$0	$0	$0	$15,000
Vesting of Restricted Stock	$0	$0		$0	$0	$0	$0
Vesting of Stock Options	$0	$0		$0	$0	$0	$0
Total	$0	$617,475		$0	$0	$0	$1,751,212

(1)	In the event that Mr. Nolan terminates for good reason pursuant to the last clause of the definition of “good reason” prior to a change of control described below, then the severance amount would be $300,000.

Payments and Benefits to Patrick Lyons
	Termination by Company for Cause or by Executive	Termination by Company Without Cause	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason

Severance	$0	$325,000	$0	$0	$0	$542,750
Health and Dental Insurance	$0	$17,475	$0	$0	$0	$17,475
Advisor Fees	$0	$0	$0	$0	$0	$0
Vesting of Restricted Stock	$0	$0	$81,600	$0	$0	$81,600
Vesting of Stock Options	$0	$0	$0	$0	$0	$0
Total	$0	$342,475	$81,600	$0	$0	$641,825

Payments and Benefits to David F. Kirby
	Termination by Company for Cause or by Executive	Termination by Company Without Cause	Death	Disability	Change in Control	Change in Control and Termination by Company Without Cause or by Executive for Good Reason

Severance	$0	$230,000	$0	$0	$0	$345,000
Health and Dental Insurance	$0	$17,416	$0	$0	$0	$17,416
Advisor Fees	$0	$0	$0	$0	$0	$0
Vesting of Restricted Stock	$0	$0	$17,000	$0	$0	$17,000
Vesting of Stock Options	$0	$0	$0	$0	$0	$0
Total	$0	$247,416	$17,000	$0	$0	$379,416

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Executive Employment Agreements

We have Executive Employment Agreements with Messrs. Nolan, Lyons and Kirby. If the executive officer dies during the term of the Executive Employment Agreement, if we terminate the executive officer’s employment as a result of the executive officer’s disability or for cause, or if the executive officer voluntarily terminates employment with us other than, in the case of Mr. Nolan, for good reason, then we will have no further obligation to the executive officer or his estate, except to pay base salary earned through the date of death or termination.

If we terminate the executive officer’s employment without cause or do not renew the executive officer’s employment agreement or, in the case of Mr. Nolan, he terminates his employment with us for good reason, then, subject to the executive officer executing our then-current form of general release agreement, the executive officer will be entitled to receive (i) base salary earned through the date of termination, (ii) a severance payment equal to his then-current base salary for a period of up to twelve months following such termination made in equal installments on our regular pay dates, (iii) our portion of the premiums for providing continued health and dental insurance benefits to the executive officer for up to twelve months after termination (with only the executive’s portion of such premiums deducted from the executive officer’s severance payment), and (iv) in the case of Mr. Nolan, up to an aggregate amount of $20,000 for outplacement services to be provided to Mr. Nolan for up to six months following such termination. The severance payment, plus accrued interest, will not be paid to the executive officer until six months after the executive officer’s termination, unless the severance payment is less than a certain amount, as prescribed by statute.

After a change in control of our company, if the executive officer’s employment is terminated by us other than by reason of death, disability or for cause or by the executive officer for good reason, then the executive officer, other than Mr. Nolan, is entitled to a lump-sum severance payment equal to the executive officer’s annual base salary immediately prior to termination, and the executive officer’s target annual bonus under our Senior Management Bonus Plan for the year in which the termination occurs, plus health and dental insurance benefits for a period of up to twelve months after termination. For Mr. Nolan, after a change in control of our company, if his employment is terminated by us other than by reason of death, disability or for cause or by Mr. Nolan for good reason, then Mr. Nolan is entitled to severance equal to 1.5 times his annual base salary immediately prior to termination and 1.5 times his target annual bonus under our Senior Management Bonus Plan for the year in which the termination occurs paid in equal installments over eighteen months following termination, plus health and dental insurance benefits for a period of up to eighteen months after termination and up to an aggregate amount of $20,000 for outplacement services to be provided to Mr. Nolan for up to six months following such termination. The Executive Employment Agreements provide that, upon a termination of employment after a change in control of our company, if any portion of the executive’s termination payment would constitute an “excess parachute payment” then the termination payment made to the executive shall either be delivered in full or delivered in the greatest amount such that no portion of the termination payment would be subject to the excise tax, whichever results in the receipt by the executive of the greatest benefit on an after-tax basis. The Executive Employment Agreements do not provide for an excise tax gross-up payment.

The amounts set forth in the tables above for the named executive officers who have an Executive Employment Agreement assume that:

•	health and dental insurance benefits will continue for twelve months (eighteen months for Mr. Nolan pursuant to his employment agreement) after termination at the current cost per year for each executive officer;

•	for purposes of determining whether any excise tax is triggered, we would be able to overcome any presumption that restricted stock unit grants in 2016 were made in contemplation of a change in control pursuant to regulations issued under the Internal Revenue Code; and

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•	legal and accounting advisor fees are the maximum possible under the Executive Employment Agreements.

As a condition to entering into the Executive Employment Agreement, each executive officer agreed to keep confidential information of ours confidential and to return such information to us upon termination of employment, to not solicit for one year clients who we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed on the date of the executive officer’s termination.

The Executive Employment Agreements define the following terms:

•	“Cause” (other than under the Executive Employment Agreement with Mr. Nolan) means:

•	the willful failure to perform, or gross negligence in, the performance of, the executive’s duties and obligations in any material respect or compliance with the reasonable and legal business directions of our Chief Executive Officer, following delivery to executive of a written notice from our company which describes the basis for our company’s reasonable belief that executive has not substantially performed executive’s duties and executive’s failure to remedy such performance concerns within 30 days;

•	executive’s willful failure to comply with a material employment policy or contractual obligation to our company; or

•	executive’s commission of a felony, criminal dishonesty or fraud.

•	Under Mr. Nolan’s Executive Employment Agreement, “cause” means:

•	the willful failure of the executive to perform the executive’s duties and obligations in any material respect, which failure is not cured within 30 days after receipt of written notice of such failure;

•	intentional acts of dishonesty or willful misconduct by the executive with respect to us;

•	conviction of a felony or violation of any law involving dishonesty, disloyalty or fraud, or a pleading of guilty or nolo contendere to such charge;

•	repeated refusal to perform the reasonable and legal instructions of the our board of directors;

•	any material breach of the agreement or the Confidentiality, Non-Solicitation and Work Product Assignment Agreement that the executive entered into with us;

•	failure to confirm compliance with our Code of Business Conduct and Ethics after ten days’ written notice requesting confirmation; or

•	any violation of the terms, including any non-competition, non-disclosure, non-solicitation or confidentiality provisions, of any written or oral agreement, arrangement or understanding to which the executive is a party or by which the executive is bound, other than his agreements with our company.

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•	“Change in control” means:

•	the consummation of a consolidation, merger, share exchange or reorganization involving us, except for certain transactions that do not result in another person acquiring control of us;

•	our stockholders approve a plan of complete liquidation or dissolution of us or an agreement for the sale of substantially all of our assets, other than sale of substantially all of our assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by our stockholders in substantially the same proportions as their ownership immediately prior to such sale;

•	any person, with certain exceptions, is or becomes the beneficial owner of our securities representing more than 20% of our outstanding shares of common stock or combined voting power of our outstanding voting securities; or

•	individuals who were directors as of the date of the agreement and any new director whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then in office who were either directors on the date of agreement or whose appointment or election was previously so approved or recommended cease to constitute a majority of our directors.

•	“Disability” (defined only in the Executive Employment Agreement with Mr. Nolan) in the means the executive is unable to perform the executive’s essential job duties and responsibilities due to mental or physical disability for a total of twelve weeks, whether consecutive or not, during any rolling twelve-month period.

•	“Good reason” (other than under the Executive Employment Agreement with Mr. Nolan) means:

•	any breach of the Executive Employment Agreement by us, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we remedy promptly after receipt of notice;

•	any reduction in the executive’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case, relative to those most favorable to the executive in effect during the 180-day period prior to a change in control;

•	the removal of the executive from, or failure to reelect or reappoint the executive to, any of the positions held with us on the date of a change in control or any other positions to which the executive is thereafter elected or appointed;

•	a good faith determination by the executive that there has been a material adverse change in the executive’s working conditions or status with us relative to the most favorable working conditions or status during the 180-day period prior to a change in control;

•	the relocation of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment on the date 180 days prior to a change in control; or

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•	we require the executive to travel on our business 20% in excess of the average number of days per month the executive was required to travel during the 180-day period prior to the change in control.

•	Under Mr. Nolan’s Executive Employment Agreement, “good reason” prior to a change in control means:

•	any changes in the executive’s authority, duties and responsibilities which would result in the executive no longer being our Chief Executive Officer;

•	any material reduction of the executive’s salary, aggregate incentive compensation opportunities or aggregate benefits;

•	a material breach of the Executive Employment Agreement by us; or

•	the executive notifies us that our business in terms of size, scope of operations and prospects does not present a professional opportunity to Mr. Nolan at a level similar to or better than our business on May 13, 2015.

•	Under Mr. Nolan’s Executive Employment Agreement, “good reason” following a change in control means:

•	any material breach of the Executive Employment Agreement by us, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we remedy promptly after receipt of notice;

•	any material reduction in the executive’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case, relative to those most favorable to the executive in effect during the one-year period prior to a change in control;

•	the removal of the executive from, or failure to reelect or reappoint the executive to, any of the positions held with us on the date of a change in control or any other positions to which the executive is thereafter elected or appointed when such removal or failure constitutes a material diminution of the executive’s authority, duties, or responsibilities;

•	a material adverse change, without the executive’s written consent, in the executive’s working conditions or authority, duties, or responsibilities with the us relative to the most favorable working conditions or authority, duties, or responsibilities in effect during the one year period prior to the change in control;

•	the relocation of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment on the date one year prior to a change in control; or

•	we require the executive to travel on our business 20% in excess of the average number of days per month the executive was required to travel during the one-year period prior to the change in control.

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Restricted Stock Agreements

When we make grants of restricted stock to our executive officers, including the named executive officers, we enter into Restricted Stock Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our company.

If an executive officer’s employment or service with us is terminated for any reason other than death, then the shares of restricted stock that have not yet become fully vested will automatically be forfeited.

If the executive officer’s employment terminates by reason of the executive officer’s death, then the shares of restricted stock that have not yet become fully vested as a result of a service vesting condition not being satisfied will automatically become fully vested and the restrictions imposed upon the restricted stock will immediately lapse, but only if and to the extent that the performance vesting conditions shall have been achieved on or prior to the date of such termination of employment.

For awards of restricted stock granted before November 6, 2015, effective upon a change in control of our company, if the executive is employed by us or an affiliate of ours immediately prior to the date of such change in control, the shares of restricted stock will fully vest and the restrictions imposed upon the restricted stock will be immediately deemed to have lapsed. For awards of restricted stock granted beginning on November 6, 2015, effective upon a change in control of our company, if the executive is employed by us or an affiliate of ours immediately prior to the date of such change in control and is subsequently terminated within 12 months following the date of such change in control, the shares of restricted stock will fully vest and the restrictions imposed upon the restricted stock will be immediately deemed to have lapsed. No named executive officer has any unvested restricted stock.

As a condition to the grant of the restricted stock, the Restricted Stock Agreements provide that the executive officer will agree to keep confidential information of ours confidential during and after employment and to return such information to us upon termination of employment, not to solicit for one year clients to whom we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed as of the date of the executive officer’s termination. “Change in control” in the Restricted Stock Agreements has the same meaning set forth previously under “Executive Employment Agreements.”

Restricted Stock Unit Agreements

When we make grants of restricted stock units to our executive officers, including the named executive officers, we enter into Restricted Stock Unit Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our company.

If an executive officer’s employment or service with us is terminated for any reason other than death, then the restricted stock units that have not yet become fully vested will automatically be forfeited.

If the executive officer’s employment terminates by reason of the executive officer’s death, then the restricted stock units that have not yet become fully vested as a result of a service vesting condition not being satisfied will automatically become fully vested and the restrictions imposed upon the restricted stock units will immediately lapse, but only if and to the extent that the performance vesting conditions shall have been achieved on or prior to the date of such termination of employment.

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For awards of restricted stock units granted beginning on March 10, 2016, effective upon a change in control of our company, if the executive is employed by us or an affiliate of ours immediately prior to the date of such change in control and is subsequently terminated within 12 months following the date of such change in control, the restricted stock units will fully vest and the restrictions imposed upon the restricted stock units will be immediately deemed to have lapsed.

The amounts set forth in the tables above include the value attributable to unvested restricted stock units held by Messrs. Nolan, Lyons and Kirby valued at the closing market price of our common stock on December 30, 2016, the last business day of our fiscal year.

As a condition to the grant of the restricted stock units, the Restricted Stock Units Agreements provide that the executive officer will agree to keep confidential information of ours confidential during and after employment and to return such information to us upon termination of employment, not to solicit for one year clients to whom we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed as of the date of the executive officer’s termination. “Change in control” in the Restricted Stock Units Agreements has the same meaning set forth previously under “Executive Employment Agreements.”

Stock Option Agreements

When we make grants of options to our executive officers, including the named executive officers, we enter into Stock Option Agreements with such executive officers that contain provisions that are triggered upon a termination of an executive officer or a change in control of our company.

If we terminate the executive officer’s employment for cause, then any option held by the executive officer will immediately terminate and cease to be exercisable. If an executive officer ceases to be employed by us for any reason other than death or for cause, then that portion of the option which is exercisable on the date of the executive officer’s termination of employment will remain exercisable for a period of six months after such date and the remaining portion of the option will automatically expire on such date. If the executive officer’s employment terminates by reason of the executive officer’s death, then the option will become fully vested and will remain exercisable by the executive officer’s beneficiary for a period of one year after the date of the executive officer’s death. Effective upon a change in control of our company, the option will fully vest and will immediately become exercisable, except if our stockholders will receive capital stock of another corporation in connection with a change in control of our company and our Board of Directors determines that the option will be converted into an option to purchase shares of such capital stock. No named executive officer has any unvested stock options.

As a condition to the grant of the option, the Stock Option Agreements provide that the executive officer will agree to keep confidential information of ours confidential during and after employment and to return such information to us upon termination of employment, not to solicit for one year clients to whom we provided services during the twelve months preceding the date of the executive officer’s termination and not to solicit or hire for one year any individual we employed as of the date of the executive officer’s termination. “Cause” and “change in control” in the Stock Option Agreements have the same meanings set forth previously under “Executive Employment Agreements.”

COMPENSATION POLICIES AND PRACTICES AND RISK

We monitor and assess periodically our enterprise risks, including risks from our compensation policies and practices for our employees. Based on our periodic assessments, we believe that risks arising from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our company.

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Our compensation policies and practices also do not encourage the taking of excessive or inappropriate risks for several reasons, including:

•	salaries are generally targeted at median market levels for comparable companies;

•	cash bonuses are capped, except in extremely rare cases, and are determined using objective and subjective criteria;

•	equity awards have service, and usually performance, vesting requirements;

•	we have stock ownership guidelines for our executive officers;

•	we have a compensation recovery policy for our executive officers that provides our company with authority to recoup certain compensation in the event of a financial restatement; and

•	we offer only customary benefits, such as health care and a defined contribution plan.

We believe these compensation policies and practices provide an appropriate balance between short-term and long-term incentives, encourage our employees to produce superior results for our company without having to take excessive or inappropriate risks to do so, and continue to serve the best interests our company and stockholders.

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PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are required by Section 14A of the Securities Exchange Act of 1934 to provide our stockholders with an advisory vote to approve the compensation of our named executive officers. This proposal, commonly known as “Say-on-Pay,” asks our stockholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

We have established comprehensive compensation programs for our executive officers, including our named executive officers, and the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement disclose information regarding the compensation of our named executive officers. Stockholders should reference and consider the information in these sections when evaluating our approach to compensating our named executive officers.

Our Board of Directors, the Compensation Committee of our Board of Directors and the Compensation Committee’s independent compensation consultant, when appropriate, monitor executive compensation programs and adopt changes, when appropriate, to our compensation programs to reflect the competitive market in which we compete for talent, as well as general economic, regulatory and legislative developments affecting executive compensation.

The objectives of our executive compensation programs are to attract and retain the talented individuals needed to achieve long-term success and to motivate them to achieve goals designed to enhance long-term stockholder value. With these objectives in mind, the Compensation Committee has taken the following compensation actions.

•	Targeting total cash compensation, which is comprised of base salary plus annual incentive (cash bonus), at median market levels for comparable companies:

•	Targeting base salaries at median market levels for comparable companies, and

•	Designing annual cash incentives to provide awards above median market levels for comparable companies only for above median market performance.

•	Linking the vesting of most restricted stock and restricted stock unit awards to our financial performance as described above under “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentives.”

•	Limiting the perquisites that we make available to our named executive officers, who are entitled to few benefits that are not otherwise available to our employees. The aggregate amount of such perquisites for each continuing named executive officer in any year reflected under “Executive Compensation – Summary Compensation Table” has not exceeded $10,000.

•	Requiring named executive officers to maintain certain stock ownership levels through the establishment of stock ownership guidelines.

•	Maintaining employment agreements that do not provide for an excise tax gross-up upon a change in control of our company.

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•	Using a form of agreement for equity awards that provides for double-trigger, not single-trigger, vesting upon a change in control of our company.

•	Adopting a compensation recovery policy for our executive officers that provides our company with authority to recoup certain compensation in the event of a financial restatement.

The Compensation Committee will continue to emphasize compensation arrangements that align the financial interests of our executive officers with the interests of our stockholders and to require our executive officers to own a significant amount of our common stock. Please refer to the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement for a detailed discussion of our company’s executive compensation practices and philosophy and the actual compensation provided to our named executive officers.

The vote on the compensation of our named executive officers is advisory and not binding on us, our Board of Directors or the Compensation Committee. The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the annual meeting (assuming a quorum is present) is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the approval of the compensation of our named executive officers as disclosed in this proxy statement; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the compensation of our named executive officers unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote in such manner. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, our Board of Directors and the Compensation Committee will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

Our Board of Directors recommends that you vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

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PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are required by Section 14A of the Securities Exchange Act of 1934 to provide our stockholders with a vote, every six years, on how frequently we will hold a "Say-on-Pay" on compensation of our named executive officers in the future. We are seeking a vote, on a non-binding, advisory basis, on a resolution regarding the frequency of the advisory vote on the compensation of our named executive officers. Our stockholders may vote to approve holding an advisory vote on the compensation of our named executive officers every one, two or three years.

We last submitted a vote on the frequency of future Say-on-Pay votes to our stockholders in 2011, when, in keeping with the recommendation of our Board of Directors, our stockholders expressed a preference that future Say-on-Pay votes be held on an annual basis. Consistent with that preference, our Board of Directors has held a Say-on-Pay vote annually since 2011. Our Board of Directors continues to recommend that stockholders approve holding the advisory vote on the compensation of our named executive officers annually. An annual advisory vote on the compensation of our named executive compensation will allow us to obtain information on stockholders’ views of the compensation of our named executive officers on a consistent basis. Additionally, an annual advisory vote on the compensation of our named executive officers will provide our Board of Directors and the Compensation Committee with more direct input from stockholders on our executive compensation policies, practices and procedures. Finally, an annual advisory vote on the compensation of our named executive officers is consistent with our objectives of engaging in regular dialogue with our stockholders on corporate governance matters, including our executive compensation philosophy, policies and programs.

When voting on this advisory vote on the frequency of the advisory vote on the compensation of our named executive officers, stockholders should understand that they are not voting “for” or “against” the recommendation of our Board of Directors to hold the advisory vote annually. Rather, stockholders will have the option to choose whether to approve holding future advisory votes on the compensation of our named executive officers every one, two or three years, or to abstain entirely from voting on the matter. Shares of common stock represented by executed, but unmarked, proxies will be voted for holding the advisory vote on the compensation of our named executive officers annually; provided that, if you hold your shares of our common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for any frequency unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such frequency. The particular frequency of the advisory vote on the compensation of our named executive officers receiving the greatest number of votes cast for such frequency will be considered by our Board of Directors as the stockholders’ recommendation as to the frequency of future stockholder advisory votes on the compensation of our named executive officers. However, the outcome of this vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers is advisory and not binding on us or our Board of Directors. Nevertheless, our Board of Directors will review and consider the outcome of this vote when making its determination as to the frequency of future advisory stockholder votes on the compensation of our named executive officers.

Our Board of Directors recommends that you vote for holding the advisory vote on the compensation of our named executive officers annually.

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AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee’s function is more fully described in its written charter, which our Board of Directors has adopted and which the Audit Committee reviews on an annual basis. Our Board of Directors annually reviews the independence of the Audit Committee members under standards of independence for audit committee members established by the Nasdaq Global Select Market and the Securities and Exchange Commission. Our Board of Directors has determined that each member of the Audit Committee is independent under those standards.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm, KPMG LLP, was responsible for performing an independent audit of the consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2016. KPMG LLP was also responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and the effectiveness of internal control over financial reporting.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2016 and management’s assessment of internal control over financial reporting as of December 31, 2016, with our management and has discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301 of the Public Company Accounting Oversight Board, Communications With Audit Committees, and Rule 2-07 of Securities and Exchange Commission Regulation S-X. In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee has discussed with KPMG LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited financial statements and management’s report on its assessment of internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Hudson Global, Inc.
AUDIT COMMITTEE

Ian V. Nash, Chairman
Alan L. Bazaar
Jeffrey E. Eberwein

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PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements and management’s assessment of internal controls over financial reporting for the fiscal year ending December 31, 2017. Our Board of Directors is seeking stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2017. KPMG LLP has served as our independent registered public accounting firm since March 2008.

Representatives of KPMG LLP will be available to answer appropriate questions from stockholders at the annual meeting and will be free to make statements, if they desire to do so, during the meeting.

Fees Paid to Our Independent Registered Public Accounting Firm

The following table presents fees billed for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2016 and December 31, 2015 and fees billed for other services rendered by KPMG LLP during those periods.

	2016	2015
Audit fees(1)	$1,537,000	$1,737,132
Audit-related fees(2)	56,000	254,000
Tax fees(3)	0	0
All other fees(4)	0	0
Total fees	$1,593,000	$1,991,132

(1)	Audit fees consist of the aggregate fees billed for professional services rendered by KPMG LLP for the audit and review of financial statements and services provided in connection with statutory and regulatory filings (domestic and international) and the audit of management’s assessment of internal control over financial reporting.

(2)	Audit-related fees consist of the aggregate fees billed for professional services rendered by KPMG LLP for employee benefit plan audits, certain due diligence services and accounting consultation. For 2015, the $254,000 includes $210,000 billed to us by KPMG LLP for the audit of the carve-out financial statements for our U.S. IT business, which we sold to Mastech, Inc., but we were reimbursed $110,000 for such fees by Mastech, Inc.

(3)	None.

(4)	None.

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of KPMG LLP, and all such services were approved by the Audit Committee.

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The Audit Committee has established a policy regarding pre-approval of the audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee will not approve any service that will impair the independence of the independent registered public accounting firm. The pre-approval policy requires each audit service and each non-audit service in excess of $50,000 performed by the independent registered public accounting firm to receive the specific prior approval of the entire Audit Committee. The Chairman of the Audit Committee has authority to approve any non-audit service equal to or less than $50,000, and any subsequent fee adjustments which, in the aggregate for each non-audit service, are equal to or less than $15,000. Only if the cost of any audit or non-audit service exceeds by the greater of ten percent or $5,000 the amount previously approved by the Audit Committee or the Chairman of the Audit Committee must the Audit Committee or the Chairman of the Audit Committee give prior approval for the additional cost. The Chairman of the Audit Committee reports any approvals pursuant to such authority to the Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s pre-approval responsibilities to management. The independent registered public accounting firm must provide the Audit Committee or the Chairman of the Audit Committee with a description of each specific audit or non-audit service to be rendered and detailed documentation for any fee increase requests.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the annual meeting (assuming a quorum is present) is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2017. Consequently, broker non-votes will have no effect on the ratification of the appointment, but abstentions will act as a vote against ratification of the appointment. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the ratification of the appointment. If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in our best interest.

Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as independent registered public accounting firm to audit our financial statements and management’s assessment of internal controls over financial reporting for our fiscal year 2017.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports concerning their ownership of our equity securities with the Securities and Exchange Commission. Based solely on a review of the copies of such forms furnished to us and on written representations that no Form 5 was required to be filed, we believe that, during the fiscal year ended December 31, 2016, all of our directors and executive officers timely complied with the Section 16(a) filing requirements.

OTHER MATTERS

Stockholder Proposals

Proposals which our stockholders intend to present at, and wish to have included in our proxy statement for, the 2018 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be delivered to our Corporate Secretary at our New York office located at 1325 Avenue of the Americas, 12th Floor, New York, New York 10019 by January 9, 2018. In addition, a stockholder who intends to present business, including nominating persons for election as directors, other than pursuant to Rule 14a-8 at the 2018 annual meeting must comply with the requirements set forth in our By-Laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice of such business, complying with our By-Laws, to our Corporate Secretary not less than 45 days and not more than 75 days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under our By-Laws, if we do not receive notice of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals stockholders intend to present at the 2018 annual meeting, but do not intend to include in our proxy statement for such meeting) on or after February 23, 2018 and on or prior to March 25, 2018, then the notice will be considered untimely and we will not be required to present the proposal at the 2018 annual meeting. If our Board of Directors chooses to present the proposal at the 2018 annual meeting, then the persons named in proxies solicited by our Board of Directors for the 2018 annual meeting may exercise discretionary voting power with respect to such proposal.

Proxy Solicitation

We will pay all costs that we incur in connection with the solicitation of proxies for the annual meeting. In addition to soliciting proxies by mail, certain of our officers and other employees may solicit proxies personally, by telephone or by electronic communication. We will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold our common stock. We have retained InvestorCom, Inc. to aid in the solicitation at an estimated cost of $4,500 plus reimbursable out-of-pocket expenses.

Stockholders Sharing the Same Address

Pursuant to the rules of the Securities and Exchange Commission, services that deliver our communications to stockholders that hold their shares through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our annual report to stockholders and proxy statement, unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request, we will promptly deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders sharing an address who are currently receiving multiple copies of the annual report to stockholders and/or proxy statement may also request delivery of a single copy upon oral or written request. Stockholders may notify us of their requests by writing Philip A. Skalski, Corporate Secretary, Hudson Global, Inc., 1325 Avenue of the Americas, 12th Floor, New York, New York 10019 or calling (212) 351-7300.

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By Order of the Board of Directors
HUDSON GLOBAL, INC.

Philip A. Skalski
Corporate Secretary

New York, New York

May 9, 2017

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Hudson Global, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 19, 2017.

Vote by Internet

- Go to **www.envisionreports.com/HSON**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR BY TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, "FOR" PROPOSAL 2, FOR "1 YEAR" IN PROPOSAL 3, AND "FOR" PROPOSAL 4.

+

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Alan L. Bazaar	☐	☐	02 - Richard K. Coleman, Jr.	☐	☐	03 - Jeffrey E. Eberwein	☐	☐
04 - Ian V. Nash	☐	☐	05 - Stephen A. Nolan	☐	☐			

	For	Against	Abstain
2. Approval, by advisory vote, of the compensation of the Company's named executive officers.	☐	☐	☐
4. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2017.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. To recommend, by advisory vote, the frequency of the advisory vote on the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Company's Board of Directors recommends a vote "FOR" each of the nominees for director in Proposal 1, "FOR" Proposal 2, for "1 YEAR" in Proposal 3, and "FOR" Proposal 4.

B Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X +

02LGZC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR BY TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Hudson Global, Inc.

Notice of 2017 Annual Meeting of Stockholders

Proxy Solicited on behalf of the Company's Board of Directors for the Annual Meeting to be held June 20, 2017

The undersigned hereby appoints Stephen A. Nolan, Patrick Lyons and Philip A. Skalski, and each of them, with full power to act without the other, and each with the power of substitution, as proxies and attorneys-in-fact to vote, as provided on the reverse side of this proxy, all of the shares of Hudson Global, Inc. Common Stock that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Hudson Global, Inc. to be held on June 20, 2017 at 8:00 A.M. local time or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the Annual Meeting.

(Items to be voted appear on reverse side of this proxy.)

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.